Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-267422) of DoubleDown Interactive Co., Ltd. (the “Company”) of our report dated March 28, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

March 28, 2024